SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

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Date of Report: February 3, 2006

Emerge Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	02-28606	22-3387630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 North Post Oak Lane, Suite 422, Houston, Texas	77024
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(713) 621-2737

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 3, 2006, Emerge Capital Corp., a Delaware corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Cornell Capital Partners, LP, a Delaware limited partnership (“Cornell Capital”). Pursuant to the Stock Purchase Agreement, the Company sold to Cornell Capital one hundred (100) shares of common stock, par value $0.001 per share, of Lehigh Acquisition Corp., a Nevada corporation (“Lehigh”), which constitutes one hundred percent (100%) of the issued and outstanding capital stock of Lehigh, for a purchase price of $93,395.89 in cash. In addition, pursuant to the terms of the Stock Purchase Agreement, (i) Cornell Capital released the Company from all of the debt obligations owed by the Company to Cornell Capital, as set forth on Schedule 1 of the Stock Purchase Agreement (the “Released Obligations”) and (ii) Cornell Capital assumed all of the obligations currently owed by the Company as set forth on Schedule 2 of the Stock Purchase Agreement (the “Known and Assumed Liabilities”). The Released Obligations consist of (i) that certain Secured Promissory Note, dated January 26, 2005 in the principal amount of $3,481,273.85 issued by NuWave Technologies, Inc. in favor of Cornell Capital (the Company was formerly known as NuWave Technologies, Inc.); (ii) that certain Convertible Debenture, dated July 20, 2005 in the principal amount of $150,000 issued by NuWave Technologies, Inc. in favor of Cornell Capital; and (iii) that certain Convertible Debenture, dated May 5, 2005 in the principal amount of $250,000 in favor of Cornell Capital. The Known and Assumed Liabilities consist of various unpaid invoices and that certain Promissory Note, dated December 22, 2003 in the principal amount of $1,400,000 issued by Lehigh in favor of Stone Street Asset Management, LLC and subsequently assigned to Cornell, which in the aggregate equal $1,538,119.

In addition, on February 7, 2006, Lehigh and Cornell Capital entered into an Assumption Agreement (the “Assumption Agreement”). As a condition of Cornell Capital entering into the Stock Purchase Agreement, Lehigh agreed to assume the Released Obligations and the Known and Assumed Liabilities. (The Released Obligations and the Known and Assumed Liabilities are referred to herein as the “Obligations”.) The Obligations are secured by that certain Mortgage, dated April 22, 2004 given by Lehigh to Stone Street Asset Management, LLC (and subsequently assigned to Cornell Capital) with respect to real property located in Cranford, New Jersey. Pursuant to the Assumption Agreement, Lehigh assumed the Obligations.

On February 9, 2006, the Company issued a press release with respect to the above described transaction, which is attached hereto as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description:

Exhibit	Description	Location
10.1	Stock Purchase Agreement, dated February 3, 2006 by and between the Company and Cornell Capital	Provided herewith
10.2	Assumption Agreement, dated February 7, 2006 by and between Lehigh and Cornell Capital	Provided herewith
99.1	Press release, dated February 9, 2006	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14 2006	EMERGE CAPITAL CORP.

By: /s/ Timothy J. Connolly
Name: Timothy J. Connolly
Its: Chief Executive Officer and Director